Form N-SAR
Item 770



Name of Registrant:				VALIC Company I

Name of Portfolio:				VALIC I Company Small Cap Special Values Fund

Issuer:						PennyMac Financial Services, Inc (PFSI)



Years of Operation:				6+



Offering Type:					Common Stock



Underwriter from whom Purchased:		Citigroup




Underwriting Syndicate Members:		       Wells Fargo Securities, LLC


Date Offering Commenced:			05/09/2013


Date of Purchase:				05/09/2013


Principal Amount of Offering:			$229,999,986




Offering price:					$18.00



Purchase price:					$18.00




Commission, spread or profit:			$1.125


Dollar amount of purchase:			$198,810



Principal amount of purchases by all investment
Companies advised by the investment sub-adviser:     0.501%







Name of Registrant:				VALIC Company I

Name of Portfolio:				VALIC I Company Government Securities Fund

Issuer:						Apple, Inc (AAPL 2.40% May 3, 2023)



Years of Operation:				3+



Offering Type:					Debt



Underwriter from whom Purchased:		Goldman Sachs and Company




Underwriting Syndicate Members:		       GS, DB, Citi, JPM


Date Offering Commenced:			04/30/2013


Date of Purchase:				04/30/2013


Principal Amount of Offering:			$5,500,000,000




Offering price:					$99.867



Purchase price:					$99.867




Commission, spread or profit:			0.30%



Principal amount of purchases by all investment
Companies advised by the investment sub-adviser:     0.890%


Total Par value of Bonds Purchased:		$227,000


Dollar amount of purchases			$226,698.09